As filed with the Securities and Exchange Commission on December 17, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
FedEx Corporation
(Exact name of registrant as specified in its charter)

Delaware	62-1721435
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of Principal Executive Offices)	(Zip Code)
FedEx Corporation 2010 Omnibus Stock Incentive Plan
(Full title of the plan)

Christine P. Richards
Executive Vice President, General Counsel and Secretary
FedEx Corporation
942 South Shady Grove Road
Memphis, Tennessee 38120
(901) 818-7500
(Name, address and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed	Amount of
Title of Securities	Amount to be	Maximum Offering	Maximum Aggregate	Registration
to be Registered	Registered	Price Per Share (1)	Offering Price (1)	Fee
Common Stock, par value $0.10 per share	7,600,000 shares	$92.95	$706,420,000	$50,367.75

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933 based upon the average ($92.95) of the high ($93.50) and low ($92.39) sales prices of the registrant’s common stock as reported on the New York Stock Exchange on December 15, 2010.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants of the FedEx Corporation 2010 Omnibus Stock Incentive Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the Note to Part I of Form S-8, such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents previously filed by FedEx Corporation (the “Company”) with the Securities and Exchange Commission are hereby incorporated by reference in this registration statement:
(a) The Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2010;
(b) The Company’s Quarterly Reports on Form 10-Q for the quarters ended August 31, 2010 and November 30, 2010;
(c) The Company’s Current Reports on Form 8-K filed on June 16, 2010 and September 30, 2010; and
(d) The description of the Company’s common stock contained in the Company’s registration statement on Form 8-A dated April 14, 2000, including any amendment or report filed for the purpose of updating such description.
All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.
Not applicable.

Item 5.	Interests of Named Experts and Counsel.
The legality of the shares of common stock registered hereunder will be passed upon by Christine P. Richards, the Company’s Executive Vice President, General Counsel and Secretary. As of December 16, 2010, Ms. Richards owned 66,383 shares of the Company’s common stock and held options to purchase 179,715 shares of the Company’s common stock. Of the options held by Ms. Richards, 113,466 were exercisable as of December 16, 2010.

Item 6.	Indemnification of Directors and Officers.
Section 102(b)(7) of the Delaware General Corporation Law (the “Delaware Code”) permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the unlawful payment of dividends, or for any transaction from which the director derived an improper personal benefit.
Article Thirteenth of the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that Article Thirteenth does not eliminate or limit the liability of a director of the Company (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code or any amendment or successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit. Article Thirteenth of the Charter does not eliminate or limit the liability of a director for any act or omission occurring prior to the date when Article Thirteenth became effective (December 3, 1997). Neither the amendment nor repeal of Article Thirteenth of the Charter, nor adoption of any provision of the Charter inconsistent with Article Thirteenth will eliminate or reduce the effect of Article Thirteenth of the Charter with respect to any matter occurring, or any cause of action, suit or claim that, but for Article Thirteenth, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

Section 145 of the Delaware Code permits a corporation to indemnify any of its directors, officers, employees or agents who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation (or another enterprise if serving at the request of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in and not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In any threatened, pending or completed action or suit by or in the right of the corporation, a corporation is permitted to indemnify any director, officer, employee or agent of the corporation (or another enterprise if serving at the request of the corporation) against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense of settlement of such action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter if such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite such adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or the court shall deem proper.
Article VI of the Company’s Amended and Restated Bylaws provides that the Company shall indemnify to the fullest extent permitted by the Delaware Code, as it presently exists or may later be amended, any person made, or threatened to be made, a party to, or is otherwise involved in, any action, suit or proceeding by reason of the fact that such person or his or her testator or intestate is or was a director, officer or managing director (or its equivalent) of the Company or serves or served as a director, officer, employee or agent of any other enterprise at the Company’s request, against all liability and loss suffered and expenses (including attorneys’ fees) incurred by any such person in connection therewith, and pay the expenses (including attorneys’ fees) incurred by any such person in defending any such action, suit or proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a person in advance of the final disposition of the action, suit or proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should ultimately be determined that the person is not entitled to be indemnified under Article VI of the Company’s Amended and Restated Bylaws or otherwise.
The Company also has purchased insurance designed to protect the Company and its directors and officers against losses arising from certain claims, including claims under the Securities Act.

Item 7.	Exemption from Registration Claimed.
Not applicable.

Item 8.	Exhibits.

4.1	Second Amended and Restated Certificate of Incorporation of the Company (Filed as Exhibit 3.1 to the Company’s FY07 First Quarter Report on Form 10-Q, and incorporated herein by reference).

4.2	Amended and Restated Bylaws of the Company (Filed as Exhibit 3.1 to FedEx’s Current Report on Form 8-K dated September 29, 2008 and filed October 3, 2008, and incorporated herein by reference).

*4.3	FedEx Corporation 2010 Omnibus Stock Incentive Plan.

*4.4	Form of Terms and Conditions of stock option grant pursuant to FedEx Corporation 2010 Omnibus Stock Incentive Plan.

*4.5	Form of Terms and Conditions of restricted stock grant pursuant to FedEx Corporation 2010 Omnibus Stock Incentive Plan.

*5.1	Opinion of Christine P. Richards, Executive Vice President, General Counsel and Secretary of the Company, regarding the legality of the securities being registered.

*15.1	Letter of Ernst & Young LLP regarding unaudited interim financial information.

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of Christine P. Richards (included in the opinion filed as Exhibit 5.1).

*24.1	Powers of Attorney (set forth on the signature page to this registration statement).

*	Filed herewith.

Item 9.	Undertakings.
(a)	The undersigned Company hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act as is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on December 17, 2010.

FedEx Corporation
By:	/s/ JOHN L. MERINO
John L. Merino
Corporate Vice President and Principal Accounting Officer
Power of Attorney: Each person whose signature appears below hereby constitutes and appoints Christine P. Richards, Alan B. Graf, Jr. and John L. Merino, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ FREDERICK W. SMITH Frederick W. Smith	Chairman of the Board, President and Chief Executive Officer and Director (Principal Executive Officer)	December 17, 2010

/s/ ALAN B. GRAF, JR. Alan B. Graf, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 17, 2010

/s/ JOHN L. MERINO John L. Merino	Corporate Vice President and Principal Accounting Officer (Principal Accounting Officer)	December 17, 2010

/s/ JAMES L. BARKSDALE James L. Barksdale	Director	December 17, 2010

/s/ JOHN A. EDWARDSON John A. Edwardson	Director	December 17, 2010

/s/ J.R. HYDE, III J.R. Hyde, III	Director	December 17, 2010

/s/ SHIRLEY A. JACKSON Shirley A. Jackson	Director	December 17, 2010

/s/ STEVEN R. LORANGER Steven R. Loranger	Director	December 17, 2010

Signature	Capacity	Date

/s/ GARY W. LOVEMAN Gary W. Loveman	Director	December 17, 2010

/s/ SUSAN C. SCHWAB Susan C. Schwab	Director	December 17, 2010

/s/ JOSHUA I. SMITH Joshua I. Smith	Director	December 17, 2010

/s/ DAVID P. STEINER David P. Steiner	Director	December 17, 2010

/s/ PAUL S. WALSH Paul S. Walsh	Director	December 17, 2010

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Second Amended and Restated Certificate of Incorporation of the Company (Filed as Exhibit 3.1 to the Company’s FY07 First Quarter Report on Form 10-Q, and incorporated herein by reference).

4.2	Amended and Restated Bylaws of the Company (Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated September 29, 2008 and filed October 3, 2008, and incorporated herein by reference).

*4.3	FedEx Corporation 2010 Omnibus Stock Incentive Plan.

*4.4	Form of Terms and Conditions of stock option grant pursuant to FedEx Corporation 2010 Omnibus Stock Incentive Plan.

*4.5	Form of Terms and Conditions of restricted stock grant pursuant to FedEx Corporation 2010 Omnibus Stock Incentive Plan.

*5.1	Opinion of Christine P. Richards, Executive Vice President, General Counsel and Secretary of the Company, regarding the legality of the securities being registered.

*15.1	Letter of Ernst & Young LLP regarding unaudited interim financial information.

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of Christine P. Richards (included in the opinion filed as Exhibit 5.1).

*24.1	Powers of Attorney (set forth on the signature page to this registration statement).

*	Filed herewith.

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